UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2021

TLGY Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41101	98-1603634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Kennett Pike, Suite 302 Wilmington, DE		19807
(Address of principal executive offices)		(Zip Code)

(302) 499-4656

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one-half of one redeemable warrant	TLGYU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	TLGY	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	TLGYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2021, the Registration Statement on Form S-1 (File No. 333-260242) (the “Registration Statement”) relating to the initial public offering (the “IPO”) of TLGY Acquisition Corporation (the “Company”) was declared effective by the U.S. Securities and Exchange Commission, and the Company subsequently filed, on December 1, 2021, a registration statement on Form S-1 (File No. 333-261431) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, which was effective immediately upon filing. On December 3, 2021, the Company consummated the IPO of 20,000,000 units (the “Units”). Each Unit consists of (i) one Class A ordinary share of the Company, par value $0.0001 per share (a “Class A Ordinary Share”), (ii) one-half of one detachable redeemable warrant of the Company (each, a “Detachable Redeemable Warrant”), and (iii) a contingent right to receive at least one-fourth of one redeemable warrant following the initial business combination redemption time (as defined in the Registration Statement) (the “Distributable Redeemable Warrants” and together with the Detachable Redeemable Warrants, the “Warrants”). Immediately after the initial business combination redemption time and immediately prior to the closing of the Company’s initial business combination, the Company will effect a distribution of a number of warrants equal to 5,000,000 (or 5,750,000 if the underwriters exercise their over-allotment option in full) on a pro-rata basis only to holders of record of Class A Ordinary Shares issued in the IPO (whether such shares were acquired during or after the IPO) that remain outstanding after the Company redeemed any Class A Ordinary Shares that the holders thereof have elected to redeem in connection with the initial business combination. Public shareholders who exercise their redemption rights will also be deemed to have tendered their contingent right to receive Distributable Redeemable Warrants for no additional consideration and as a result will not be entitled to receive any distribution of the Distributable Redeemable Warrants in respect of such redeemed public shares. The number of the Distributable Redeemable Warrants to be distributed in respect of each public share is contingent upon the aggregate number of public shares that are redeemed in connection with the Company’s initial business combination but in no event will be less than one-fourth of a Distributable Redeemable Warrant per Class A ordinary share that is not redeemed. The right to receive the Distributable Redeemable Warrants will remain attached to the Class A Ordinary Shares and will not be separately transferable, assignable or salable. Each whole warrant entitles the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $200,000,000.

In connection with the IPO, the Company entered into the following agreements, the forms of which were previously filed as exhibits to the Company’s Registration Statement, on the dates indicated below:

•	An Underwriting Agreement, dated November 30, 2021, between the Company and Mizuho Securities USA LLC, as representative of the several underwriters named therein.

•	A Warrant Agreement, dated November 30, 2021, between the Company and Continental Stock Transfer & Trust Company.

•	An Investment Management Trust Agreement, dated November 30, 2021, between the Company and Continental Stock Transfer & Trust Company.

•	A Registration Rights Agreement, dated November 30, 2021, between the Company, TLGY Sponsors LLC (the “Sponsor”) and certain other security holders of the Company.

•	A Private Placement Warrants Purchase Agreement, dated November 30, 2021 (the “Private Placement Warrants Purchase Agreement”), between the Company and the Sponsor.

•	An Administrative Services Agreement, dated November 30, 2021, between the Company and the Sponsor.

•	A Letter Agreement, dated November 30, 2021 (the “Letter Agreement”), between the Company, the Sponsor and each of the Company’s officers, directors and Centaury Management Ltd.

•	An Indemnity Agreement, dated November 30, 2021, between the Company and Jin-Goon Kim.

•	An Indemnity Agreement, dated November 30, 2021, between the Company and Theron Odlaug.

•	An Indemnity Agreement, dated November 30, 2021, between the Company and Steven Norman.

•	An Indemnity Agreement, dated November 30, 2021, between the Company and Shrijay Vijayan.

•	An Indemnity Agreement, dated November 30, 2021, between the Company and Donghyun Han.

•	An Indemnity Agreement, dated November 30, 2021, between the Company and Hyunchan Cho.

Item 3.02	Unregistered Sales of Equity Securities.

On November 30, 2021 the Company effected an issuance of class B ordinary shares of the Issuer (the “Class B Ordinary Shares”), resulting in the Sponsor holding an aggregate of 5,750,000 Class B Ordinary Shares as of the date hereof, resulting in a purchase price paid for the Class B Ordinary Shares of approximately $0.0043 per share.

Substantially concurrently with the closing of the IPO, pursuant to the Private Placement Warrants Purchase Agreement, the Company completed the private sale of 10,659,500 warrants (the “Private Placement Warrants”) at a purchase price of $1.00 per Private Placement Warrant, to the Sponsor, generating gross proceeds to the Company of $10,659,500. The Private Placement Warrants are identical to the warrants sold as part of the Units in the IPO, except that, so long as they are held by the Sponsor or its permitted transferees: (i) they will not be redeemable by the Company, (ii) they (including the Class A Ordinary Shares issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of the Company’s initial business combination, (iii) they may be exercised by the holders on a cashless basis, and (iv) they (including the Class A Ordinary Shares issuable upon exercise of these warrants) are entitled to registration rights. No underwriting discounts or commissions were paid with respect to such sales. The issuance of the Private Placement Shares was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Election of Directors.

Effective November 30, 2021, in connection with the IPO, Steven Norman, Shrijay Vijayan, Donghyun Han and Hyunchan Cho were appointed to the board of directors of the Company (the “Board”). Mr. Norman is an executive director. Dr. Vijayan, Mr. Han and Mr. Cho are independent directors. Effective November 30, 2021, Dr. Vijayan, Mr. Han and Mr. Cho were also appointed to the Board’s (i) Audit Committee, with Mr. Han serving as chair of the Audit Committee, (ii) Compensation Committee, with Dr. Vijayan serving as chair of the Compensation committee and (iii) Nominating and Corporate Governance Committee, with Mr. Cho serving as chair of the Nominating and Corporate Governance Committee.

Following the effectiveness of the appointment of Mr. Norman, Dr. Vijayan, Mr. Han and Mr. Cho, the Board is comprised of five members with a two-year term of office from November 30, 2021.

On November 30, 2021, each director entered into the Letter Agreement. Also on November 30, 2021, in connection with their appointments to the Board, each director entered into an indemnity agreement with the Company (each, an “Indemnity Agreement”) in the form previously filed as Exhibit 10.5 to the Registration Statement.

Other than the foregoing, none of the directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

The foregoing descriptions of the Letter Agreement and the Indemnity Agreements do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement and Indemnity Agreements, copies of which are attached as Exhibit 10.5 to 10.11 hereto, respectively, and are incorporated herein by reference.

Item 5.03	Amendments to Memorandum and Articles of Association.

In connection with the IPO, the Company’s Amended and Restated Memorandum and Articles of Association (the “A&R M&A”) became effective on November 30, 2021. The terms of the A&R M&A are set forth in the Registration Statement and are incorporated herein by reference. A copy of the A&R M&A is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

A total of $204,000,000, comprised of net proceeds from the IPO and a portion of the sale of the Private Placement Warrants, was placed in a U.S.-based trust account at JP Morgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds in the trust account that may be released to the Company to pay its taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of the Company’s initial business combination, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of its obligation to allow redemption in connection with its initial business combination or to redeem 100% of its public shares if the Company does not complete its initial business combination within 15 months from the closing of the IPO (or up to 24 months as described in more detail in the Company’s Registration Statement, as applicable) or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of the Company’s public shares if the Company has not completed its business combination within 15 months from the closing of the IPO (or up to 24 months, as described in more detail in the Company’s Registration Statement, as applicable), subject to applicable law.

On December 1, 2021, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the pricing of the IPO.

On December 3, 2021, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.2, announcing the closing of the IPO.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated November 30, 2021 between the Company and Mizuho Securities USA LLC.

3.1	Amended and Restated Memorandum and Articles of Association.

4.1	Warrant Agreement, dated November 30, 2021, between the Company and Continental Stock Transfer & Trust Company.

10.1	Investment Management Trust Agreement, dated November 30, 2021, between the Company and Continental Stock Transfer & Trust Company.

10.2	Registration Rights Agreement, dated November 30, 2021, between the Company and the Sponsor.

10.3	Private Placement Warrants Purchase Agreement, dated November 30, 2021, between the Company and the Sponsor.

10.4	Administrative Services Agreement, dated November 30, 2021, between the Company and the Sponsor.

10.5	Letter Agreement, dated November 30, 2021, between the Company, the Sponsor and each of the Company’s officers, directors and Centaury Management Ltd.

10.6	An Indemnity Agreement, dated November 30, 2021, between the Company and Jin-Goon Kim.

10.7	An Indemnity Agreement, dated November 30, 2021, between the Company and Theron E. Odlaug.

10.8	An Indemnity Agreement, dated November 30, 2021, between the Company and Steven Norman.

10.9	An Indemnity Agreement, dated November 30, 2021, between the Company and Shrijay Vijayan.

10.10	An Indemnity Agreement, dated November 30, 2021, between the Company and Donghyun Han.

10.11	An Indemnity Agreement, dated November 30, 2021, between the Company and Hyunchan Cho.

99.1	Pricing Press Release, dated December 1, 2021.

99.2	Closing Press Release, dated December 3, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TLGY Acquisition Corporation

Date: December 6, 2021

	By:	/s/ Jin-Goon Kim
Name: Jin-Goon Kim
Title: Chairman and Chief Executive Officer